The Retirement Systems of Alabama

March 25, 2010

Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, California 95131
Attention:  W. Donald Bell

Ladies and Gentlemen:

Reference is made to (a) that certain Amended and Restated Credit Agreement dated as of June 30, 2008, as heretofore amended (as so amended, the “Credit Agreement”), among The Teachers’ Retirement System of Alabama (“Teachers’ Retirement System”), The Employees’ Retirement System of Alabama (“Employees’ Retirement System”), Judicial Retirement Fund, PEIRAF-Deferred Compensation Plan, and Public Employees Individual Retirement Account Fund (collectively, the “Lenders”), Teachers’ Retirement System, as Agent for the Lenders (the “Agent”) and Bell Microproducts Inc., a California corporation ( “Bell”); and (b) that certain Securities Purchase Agreement dated as of October 2, 2006, as heretofore amended (as so amended, the “Securities Purchase Agreement”), among Teachers’ Retirement System and Employees’ Retirement System (collectively, in such capacity, the “Investors”) and Bell.

Certain Events of Default have occurred and are continuing under the Credit Agreement and the Securities Purchase Agreement due to the defaults and events of default under other credit facilities of Bell and its affiliates described in the letter from Wachovia Capital Finance corporation (Western) and Bank of America, N.A. (and the exhibit thereto) attached hereto as Exhibit A (collectively, the “Known Existing Defaults”).  Bell has requested that the Lenders and Investors waive the Known Existing Defaults.  In addition, Bell has requested that the Lenders and Investors waive compliance with certain covenants contained in the Credit Agreement and the Securities Purchase Agreement regarding the delivery of certain financial information to the Lenders and Investors.

The Lenders and the Investors hereby waive the Known Existing Defaults, so long as the waiver letters attached hereto as Exhibit A (collectively, the “Other Waiver Letters”) constitute effective waivers of the events of default described therein; provided, however, that nothing herein shall be deemed a waiver with respect to any other defaults or events of default under any of the credit facilities described or referred to in the Other Waiver Letters or any failure of Bell to comply fully with the provisions contained in the Credit Agreement and the Securities Purchase Agreement in any other respect.  This waiver shall be effective only for the specific Events of Default (including the specific time period of such Events of Default) comprising the Known Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of any Lender’s or Investor’s rights with respect to any other Events of Default now existing or hereafter arising.

In addition to the foregoing:

(i) the Lenders and the Investors hereby waive the failure by Bell to provide them with copies of the management letters described in Section 6.1(a)(ii)(B) of each of the Credit Agreement and the Securities Purchase Agreement relating to all audit periods prior to the date of this letter, and the Lenders and the Investors hereby agree that Bell shall not be required to deliver copies of such management letters to the Lenders and Investors for the 2009 fiscal year or any future period if doing so would breach any confidentiality or similar agreement between Bell and the accountants who prepare such management letters;

(ii) the Lenders and the Investors hereby waive the failure by Bell to provide them with the certificate of accountants described in Section 6.1(a)(ii)(C) of each of the Credit Agreement and the Securities Purchase Agreement relating to the 2008 fiscal year and all prior audit periods; and

(iii) the Lenders hereby acknowledge that the State Employees’ Health Insurance Fund is not currently a Lender under the Credit Agreement.

Except as specifically set forth herein, nothing contained in this letter agreement shall (a) amend, modify or alter any term or condition of the Credit Agreement or the Securities Purchase Agreement (or of any related promissory note, security agreement, pledge agreement or other agreement entered into in connection with the transactions contemplated therein) (collectively, the “RSA Credit Documents”), or (b) diminish, prejudice or waive any of the Lenders’ or Investors’ rights and remedies under any one or more of the RSA Credit Documents, or arising under applicable law, and each of the Lenders and Investors hereby reserves all of such rights and remedies.

This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter agreement by telefacsimile or electronic transmission of a “pdf” (or other such viewable, printable data file) shall be equally effective as delivery of a manually executed original counterpart.

                                                           Very truly yours,

THE TEACHERS’ RETIREMENT SYSTEM
OF ALABAMA

By:	/s/ M. Hunter Harrell
Name:	M. Hunter Harrell
Title:	Director of Private Placements

THE EMPLOYEES’ RETIREMENT SYSTEM
OF ALABAMA

By:	/s/ M. Hunter Harrell
Name:	M. Hunter Harrell
Title:	Director of Private Placements

JUDICIAL RETIREMENT FUND

By:	/s/ M. Hunter Harrell
Name:	M. Hunter Harrell
Title:	Director of Private Placements

PEIRAF-DEFERRED COMPENSATION
PLAN

By:	/s/ M. Hunter Harrell
Name:	M. Hunter Harrell
Title:	Director of Private Placements

PUBLIC EMPLOYEES INDIVIDUAL
RETIRMENT ACCOUNT FUND

By:	/s/ M. Hunter Harrell
Name:	M. Hunter Harrell
Title:	Director of Private Placements

Acknowledged and Accepted:

BELL MICROPRODUCTS INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP, General Counsel

Exhibit A
(See attached)

March 24, 2010

Bell Microproducts Inc.
Bell Microproducts – Future Tech, Inc.
Rorke Data, Inc.
Bell Microproducts Canada – Tenex Data ULC
Total Tec Systems, Inc.
Forefront Graphics US Inc.
Bell Microproducts Canada Inc.
Bell Microproducts Mexico Shareholder, LLC
1941 Ringwood Avenue
San Jose, California  95131
Attn:  Don Bell
Fax No. (408) 451-1632

Ladies and Gentlemen:

           Reference is hereby made to that certain Amended and Restated Loan and Security Agreement dated as of September 29, 2008 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”), by and among Bell Microproducts Inc., a California corporation (“Administrative Borrower”), Bell Microproducts – Future Tech, Inc., a California corporation (“Future Tech”), Rorke Data, Inc., a Minnesota corporation (“Rorke”), Bell Microproducts Canada – Tenex Data ULC, a Nova Scotia unlimited liability company (“Tenex”), Total Tec Systems, Inc., a New Jersey corporation (“Total Tec”), Forefront Graphics US Inc., an Ontario corporation (“Forefront” and together with Administrative Borrower, Future-Tech, Rorke, Tenex and Total Tec, individually, a “Borrower” and collectively, “Borrowers”), Bell Microproducts Canada Inc., a California corporation (“Bell Micro Canada”), Bell Microproducts Mexico Shareholder, LLC, a Florida limited liability company (“Mexico Shareholder” and together with Bell Micro Canada, collectively, “Guarantors”), the financial institutions from time to time parties thereto as lenders (each individually, a “Lender” and collectively, “Lenders”), Wachovia Capital Finance Corporation (Western), in its capacity as administrative agent for the Lenders (in such capacity, “Agent”), Wachovia Capital Markets, LLC in its capacity as lead arranger and sole bookrunner, and Bank of America, N.A., in its capacity as co-agent.  Initially capitalized terms used herein without definition shall have the meaning set forth in the Loan Agreement.

           Certain Events of Default have occurred and are continuing under the Loan Agreement due to: (a) the existence of intercompany receivables during the period of January 2010 through (but not including) the date hereof owing by Affiliates of Borrowers to Borrowers in excess of the amount permitted under Section 9.10(n) of the Loan Agreement; and (b) certain “Existing Defaults” (as defined in the waiver letter attached hereto as Exhibit A) occurring with respect to the Indebtedness of New ProSys and Old ProSys on account of the $75,000,000 flooring line provided by GE Finance (the “GE Flooring Line”) to New ProSys and Old ProSys (collectively, the “Known Existing Defaults”).  Borrowers have requested that Agent and the Lenders waive the Known Existing Defaults.  Agent and the Lenders hereby waive the Known Existing Defaults so long as the waiver letter attached hereto as Exhibit A is an effective waiver of the “Existing Defaults” (as defined in such waiver letter); provided, however, that nothing herein shall be deemed a waiver with respect to any other defaults under the GE Flooring Line, or failure of any Borrower or any Guarantor to comply fully with Section 9.10 or any other requirement of the Loan Agreement in any other respect.  This waiver shall be effective only for the specific Events of Default (including the specific time period of such Events of Default) comprising the Known Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent’s or any Lender’s rights with respect to any other Events of Default now existing or hereafter arising.

           Except as specifically set forth herein, nothing contained in this letter agreement shall (A) amend, modify or alter any term or condition of the Loan Agreement or any of the Financing Agreements, or (B) diminish, prejudice or waive any of Agent’s or any Lender’s rights and remedies under the Loan Agreement, any of the Financing Agreements, or applicable law, and Agent and Lenders hereby reserve all of such rights and remedies, including, without limitation, the right to require, at any date hereafter, strict compliance with Section 9.10 of the Loan Agreement.

           This letter agreement shall be construed under and governed by the laws of the State of California, and may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter agreement by telefacsimile or electronic transmission of a “pdf” (or other such viewable, printable data file) shall be equally effective as delivery of a manually executed original counterpart.

                                                   Very truly yours,
WACHOVIA CAPITAL FINANCE CORPORATION
(WESTERN), as Agent and as a Lender

By:	/s/ Dennis King
Name:	Dennis King
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Robert M. Dalton
Name:	Robert M. Dalton
Title:	Vice President

Acknowledged and Accepted:

BELL MICROPRODUCTS INC.

By:	/s/ William E. Meyer
Name:	William E. Meyer
Title:	EVP & Chief Financial Officer

BELL MICROPRODUCTS – FUTURE TECH, INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP & Secretary

RORKE DATA, INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP & Secretary

BELL MICROPRODUCTS CANADA – TENEX DATA ULC

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP & Secretary

TOTAL TEC SYSTEMS, INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP & Secretary

FOREFRONT GRAPHICS US, INC.

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP & Secretary

BELL MICROPRODUCTS MEXICO SHAREHOLDER, LLC

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP & Secretary

BELL MICROPRODUCTS CANADA INC..

By:	/s/ Andrew S. Hughes
Name:	Andrew S. Hughes
Title:	VP & Secretary

EXHIBIT A

See attached.

Via Email to Michelle Clery at mclery@prosysis.com

March 18, 2010

Prosys Information Systems, Inc.
4900 Avalon Ridge Parkway
Norcross, GA 30071

New Prosys Corp.
4900 Avalon Ridge Parkway
Norcross, GA 30071

RE: Notice of Default and Waiver

Dear Ms. Clery

Reference is made to that certain Agreement for Wholesale Financing by and between ProSys Information Systems, Inc. and New ProSys Corp. (individually and collectively, "Dealer" and GE Commercial Distribution Finance Corporation ("CDF'') dated as of October 14, 2005 and that certain Business Financing Agreement by and between Dealer and CDF dated as of October 14, 2005, and all amendments, program letters, agreements and other documents executed in connection therewith (collectively, the "Agreement").  Any guarantor of Dealer's obligations under the Agreement is hereby notified of the matters contained herein and any demand made upon Dealer hereunder is likewise made upon any such guarantor.

CDF hereby notifies you that Dealer is in breach of the Agreement due to the following events: (i) Dealer has failed to maintain a Tangible Net Worth and Subordinated Debt in the combined amount of not less than $9,000,000.00, pursuant to Dealer's financial statement for the period ending on December 31, 2009, Dealer's actual Tangible Net Worth and Subordinated Debt for that period was equal to ($5,100,000.00); and (ii) there has been a Default or an Event of Default by Parent under the Parent Credit Agreement, pursuant to Parent's financial statements for the periods ending on January 31, 2010, and February 28, 2010.  Parent's Latin America subsidiary transferred cash in excess of the amount allowed under the Parent Credit Agreement (the "Existing Defaults''). Such violations of the terms of the Agreement constitute Defaults thereunder.

As a result of Dealer being fully compliant with the covenant requirements as of the date of this letter, CDF will waive its rights and remedies under the Agreement and/or applicable law with respect to the Existing Defaults conditioned upon (i) Dealer's payment of a waiver fee in an amount acceptable to CDF, (ii) the accuracy of the financial statements submitted by Dealer; and (iii) the existence of no other Default at any time.  Such waiver does not apply to any other Default.

Should you have any questions relating to the above described Existing Defaults, or the requirements of your future performance under the Agreement, please contact the undersigned at 770-850'4009 at your earliest convenience.

Sincerely,

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By:	/s/ Scott Hunt
Scott Hunt
Portfolio Manager

Cc:	David J. Lynch
Ron Usselman
krzasa@prosysis.com
bmeyer@bellmicro.com
ahughes@bellmicro.com